Exhibit 99.1

Press Release

Media Relations Contact:

Brenda Ropoulos

Communications Director

Credence Systems Corporation

Phone: 408-635-4309

FAX: 408-635-4986

E-mail: brenda_ropoulos@credence.com

CREDENCE MODIFIES FINANCIAL EXPECTATIONS FOR FISCAL 2008

Milpitas, California, April 16, 2008 ——— Credence Systems Corporation (NASDAQ: CMOS), a provider of test solutions for the worldwide consumer semiconductor industry, announced today it is modifying the Company’s financial expectations for fiscal year 2008.

During the past week, a major customer announced shortfalls in their fiscal 2008 Q1 revenue.  In addition, delays in certain of Credence’s previously announced restructuring initiatives, which included divestitures, site closures and headcount reductions, will impact the Company’s ability to achieve the previously announced breakeven revenue targets by the end of fiscal 2008.  Based on these developments, Credence does not expect to achieve profitability during the fourth quarter of fiscal 2008. The Company is also revising its guidance regarding fiscal 2008 Q2 net loss from $9-11 million, or $0.09 to $0.11 per share, to be in the range of $14-17 million, or $0.14 to $0.17 per share.  The Company will provide more specific guidance regarding anticipated Q3 revenue and earnings during its Q2 earnings announcement and call on June 2, 2008 after the close of market.

About Credence

Credence Systems Corporation is a global provider of automated test equipment (ATE) solutions to the high growth, consumer semiconductor industry. Credence is committed to deliver the highest standards of value — an optimal combination of technology, turn-around time, reliability, ease of use, service and support—to every customer, which enables important cost and performance advantages for integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. An ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the following statements: that delays in certain of Credence’s previously announced restructuring initiatives will impact our ability to achieve the previously announced breakeven revenue targets by the end of fiscal 2008; our revised guidance regarding the fiscal 2008 Q2 net loss of $13-16 million, or $0.13 to $0.16 per share; and our expectation that we will not achieve profitability during the fourth quarter of fiscal 2008.  These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, the difficulties of transferring the focus of our business into areas in which we have limited experience, the volatility of the trading price of our stock, the need to focus on different aspects of our business to improve stockholder value, unanticipated challenges in assessing business conditions and the overall market, unanticipated difficulties in implementing improvements to our business model, the timing of new technology, product introductions, customer requirements relating to the customization of products, the introduction of new product features including new instruments, the completion, delivery and acceptance by customers of such new product features, cyclicality and downturns in the semiconductor industry, rapid technological change in the automatic test equipment market, the risk of a loss or reduction of orders from one or more customers among which our business is concentrated, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, our ability to complete the development and commercialization of our new products, product mix, overhead absorption, continued dependence on “turns” orders to achieve revenue objectives, intellectual property issues, the risk of early obsolescence, our ability to control and reduce expenses (including the ability to identify and successfully institute additional cost-saving measures) and our need to achieve and maintain effective internal controls over financial reporting. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

Credence is a registered trademark and Credence Systems, is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.